UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 26, 2007


                         THE ESTEE LAUDER COMPANIES INC.

             (Exact name of registrant as specified in its charter)


         Delaware                       1-14064                   11-2408943
(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


  767 Fifth Avenue, New York, New York                            10153
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (212) 572-4200

                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement
----------------------

     On April 26, 2007, The Estee Lauder Companies Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters identified on Schedule II thereto (collectively, the "Underwriters"), to sell $300 million aggregate principal amount of the Company's 5.55% Senior Notes due 2017 and $300 million aggregate principal amount of its 6.0% Senior Notes due 2037 (together, the "Notes") under the Company's automatic shelf registration statement on Form S-3 (No. 333-142342) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on April 25, 2007.

     The Notes will be issued under the Indenture, dated as of November 5, 1999, between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., as trustee. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

     Certain of the Underwriters perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

$750 Million Revolving Credit Facility
--------------------------------------

     On April 26, 2007, the Company entered into a senior unsecured credit agreement (the "Agreement") by and among the Company, Estee Lauder Inc., a direct wholly-owned subsidiary of the Company, the Eligible Subsidiaries of the Company, as defined therein (the "Eligible Subsidiaries"), the lenders listed therein (the "Lenders"), JPMorgan Chase Bank, N.A., as administrative agent ("JPMCB"), Citibank, N.A. and Bank of America N.A., as syndication agents, Bank of Tokyo-Mitsubishi UFJ Trust Company and BNP Paribas, as documentation agents, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint bookrunners and joint lead arrangers.

     The Facility (as defined below) created by the Agreement replaced the Company's undrawn $600 million revolving credit facility.

     The Agreement provides for a 5-year revolving credit facility (the "Facility") to the Company and the Eligible Subsidiaries (collectively, the "Borrowers"), in the amount of $750 million, of which the entire amount is currently undrawn and available. The proceeds of the loans made under the Facility will be used by each Borrower to provide credit support for such Borrower's commercial paper program, to fund the Company's share repurchase program and for general corporate purposes in the ordinary course of business of the Company and its subsidiaries, as shall be determined by the Company from time to time. The Facility commenced on April 26, 2007 and expires by its terms on April 26, 2012.

     Up to the equivalent of $250 million of the Facility will be available for multicurrency loans in Pounds Sterling, Euros, Japanese Yen and Swiss Francs. A portion of the Facility not to exceed $100 million will be available for the


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issuance of letters of credit by JPMCB as the Issuing Lender. The Facility may be increased, at the election of the Company, by up to $250 million in accordance with the terms set forth in the Agreement.

     Estee Lauder Inc. will act as Guarantor with respect to the obligations of the Borrowers under the Agreement and the Company will act as Guarantor with respect to the obligations of the Borrowers, other than itself, under the Agreement, each pursuant to the terms set forth in the Agreement.

     Interest and fees payable under the Agreement shall be determined pursuant to the terms set forth in the Agreement.

     The Agreement also contains certain affirmative, negative and financial covenants customary for facilities of this type, including, furnishing to Lenders periodic financial information of the Company and all reports, proxy statements and registration statements filed with the Securities and Exchange Commission; paying and discharging, at or before maturity, material obligations and liabilities; maintenance of corporate existence and ability to do business; limitations on ability to consolidate, merge or sell, lease or otherwise transfer all or substantially all assets; limitations on the incurrence of liens; limitations on the incurrence of debt by subsidiaries of the Company; limitations on transactions with affiliates; and maintenance of an interest expense coverage ratio.

     The Agreement also contains certain events of default customary for facilities of this type (with customary grace periods), including nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations and warranties; violations of covenants; the occurrence of certain bankruptcy events; certain ERISA events; material judgments; changes of control; or the invalidity of the guaranty provided by the Guarantors. Upon the occurrence of an event of default, any outstanding loans under the Agreement may be accelerated and/or the Lenders' commitments may be terminated; provided, however, that upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Agreement will automatically become immediately due and payable, and the Lenders' commitments will automatically terminate.

     In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into interest rate and foreign exchange derivative arrangements with one or more Lenders, or their affiliates.

     The foregoing does not constitute a complete summary of the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure required by this item is included in Item 1.01 under the caption "$750 Million Revolving Credit Facility" and is incorporated herein by reference.




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ITEM 8.01 OTHER EVENTS.

     On April 26, 2007, the Company announced the offering and pricing of $300 million aggregate principal amount of the its 5.55% Senior Notes due 2017 and $300 million aggregate principal amount of its 6.0% Senior Notes due 2037. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

        1.1 Underwriting Agreement, dated April 26, 2007, among The Estee Lauder Companies Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

        10.1 Credit Agreement, dated as of April 26, 2007, by and among The Estee Lauder Companies Inc., Estee Lauder Inc., a direct wholly-owned subsidiary of the Company, the Eligible Subsidiaries of the Company, as defined therein, the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A. and Bank of America N.A., as syndication agents, Bank of Tokyo-Mitsubishi UFJ Trust Company and BNP Paribas, as documentation agents, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint bookrunners and joint lead arrangers.

        99.1    Press Release issued by the Company, dated April 26, 2007.














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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE ESTEE LAUDER COMPANIES INC.

Date:  April 27, 2007                          By:  /s/ Richard W. Kunes
                                                  ------------------------------
                                                    Richard W. Kunes
                                                    Executive Vice President
                                                    and Chief Financial Officer















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Exhibit No.     Description
-----------     -----------

    1.1 Underwriting Agreement, dated April 26, 2007, among The Estee Lauder Companies Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

    10.1 Credit Agreement, dated as of April 26, 2007, by and among The Estee Lauder Companies Inc., Estee Lauder Inc., a direct wholly-owned subsidiary of the Company, the Eligible Subsidiaries of the Company, as defined therein, the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A. and Bank of America N.A., as syndication agents, Bank of Tokyo-Mitsubishi UFJ Trust Company and BNP Paribas, as documentation agents, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint bookrunners and joint lead arrangers.

    99.1        Press Release issued by the Company, dated April 26, 2007.











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